EXHIBIT 99.1
News Release

Media Relations:	Investor Relations:
Jim Vitak	Eric Boni
(614) 790-3715	(859) 815-4454
jevitak@ashland.com	enboni@ashland.com

FOR IMMEDIATE RELEASE:
April 30, 2009

Ashland Inc. reports preliminary net income of 65 cents per share for fiscal second quarter

COVINGTON, Ky. – Ashland Inc. (NYSE: ASH) today announced preliminary(1) results for the quarter ended March 31, 2009, the second quarter of its 2009 fiscal year. On Nov. 13, 2008, Ashland completed the acquisition of Hercules Incorporated, which significantly impacted Ashland’s reported results. Ashland’s results for the March 2009 quarter were as follows: sales and operating revenues of $1,990 million; operating income of $112 million; and net income of $48 million, or 65 cents per share. Unadjusted earnings before interest, taxes, depreciation and amortization(2) were $205 million.
Key items affecting the March 2009 quarter were an unfavorable inventory fair value adjustment of $16 million pretax related to purchase accounting for the Hercules acquisition [14 cents earnings per share (EPS) impact] and severance, asset impairment and accelerated depreciation charges of $11 million pretax (10 cents EPS impact), partially offset by a currency gain on an intracompany loan of $5 million pretax (4 cents EPS impact). (Refer to Table 5 for the details of these key items.)

Adjusted Pro Forma Results(3)
Ashland believes the use of adjusted pro forma results enhances understanding of its current and future performance by providing more comparable results period to period. Thus, adjusting for the impact of key items in both the current and prior year and including Hercules’ results as if the acquisition had been completed on Oct. 1, 2007, Ashland’s results for the March 2009 quarter versus the March 2008 quarter would have been as follows:

·	pro forma sales and operating revenue declined 24 percent from $2,617 million to $1,990 million;
·	adjusted pro forma operating income increased 25 percent from $107 million to $134 million; and
·	adjusted pro forma earnings before interest, taxes, depreciation and amortization (EBITDA) increased 16 percent from $191 million to $221 million.

Performance Summary
Commenting on Ashland’s adjusted pro forma second-quarter results, Chairman and Chief Executive Officer James J. O’Brien said, “We are encouraged by Ashland’s results for the March 2009 quarter in light of the significantly depressed demand environment. While volumes declined for all of our businesses anywhere from 10 percent to 40 percent versus the March 2008 quarter, improved gross profit percentage and reduced expenses, both from integration and other cost-reduction initiatives, drove the 16-percent increase in EBITDA.
“Our businesses successfully managed pricing in concert with significantly declining raw materials costs and also idled capacity, enabling Ashland to improve gross profit percentage by 480 basis points versus the prior-year quarter. We’ve achieved nearly $60 million of the $130 million annual run-rate savings projected from the integration of Hercules. In total, during the March quarter, we realized $60 million of savings from integration and cost-reduction initiatives, including roughly $40 million of SG&A reductions, as well as one-time benefits from our furlough program. Our annualized run-rate savings now stand at $217 million through the March 2009 quarter, reflecting significant progress toward our previously announced $265 million target.
“Consumer Markets achieved record quarterly earnings, while Ashland Distribution significantly improved EBITDA. EBITDA declines in our specialty chemicals businesses were generally in line with lower volume and continued to reflect the global economic downturn, particularly in the construction and transportation markets.”
Reinforcing the company’s near-term priority, O’Brien said, “Our primary objective as an organization is to generate cash and pay down debt. In the March quarter, we generated $220 million of cash flows from operating activities and paid down $206 million of debt, reducing our debt by more than 8 percent.”

Debt Covenant Status
Commenting on the status of Ashland’s debt covenants, O’Brien said, “We continue to be significantly favorable to our financial covenant requirements and expanded the cushions during the quarter. Our consolidated debt-to-EBITDA ratio was 2.8 times at March 31, 2009 – or 25-percent better than the covenant threshold. In addition, our fixed-charge coverage ratio was 2.4 times, nearly twice the minimum threshold. Ashland’s net worth stood at $3.5 billion, 16 percent above the minimum required by our debt covenants.”

Business Performance
In order to aid understanding of Ashland’s ongoing business performance, the results of Ashland’s business segments are presented on an adjusted pro forma basis as described under the heading “Adjusted Pro Forma Results” and reconciled to GAAP in footnote 3 of this news release.
Ashland Aqualon Functional Ingredients recorded sales and operating revenue of $223 million in the March 2009 quarter, a 13-percent decline versus the year-ago quarter, and volume per day declined 5 percent. Gross profit as a percent of sales declined 180 basis points to 29.6 percent. These results included a significant one-time sales transaction. Excluding the effects of this transaction, volume and sales were down 22 percent and 19 percent, respectively, and gross profit percentage was 31.2 percent. These results primarily reflect the worldwide decline in the construction market. Volume declines ranged from 21 percent in Asia Pacific to 30 percent in Europe. New products (i.e., those introduced in the past five years) represented 17 percent of sales in the quarter. In total, Functional Ingredients’ EBITDA in the March quarter declined 18 percent versus the prior March quarter, to $47 million, and represented 21.1 percent of sales, both of which closely approximated December 2008 quarterly results.
Ashland Hercules Water Technologies’ sales and operating revenue declined 17 percent to $433 million for the March 2009 quarter as compared with the same year-ago quarter. This primarily reflects a 15-percent volume decline, with little variation in the performance of North America, Europe and Asia. Gross profit as a percent of sales stood at 32.6 percent, 90 basis points below the March 2008 quarter. SG&A expenses declined by $27 million, or 17 percent. EBITDA declined 12 percent to $38 million in the quarter and represented 8.8 percent of sales, a 50 basis-point improvement.
Ashland Performance Materials’ sales and operating revenue of $259 million declined 35 percent versus the same prior-year quarter, and volume per day declined 23 percent. Both revenue and volume comparisons were affected by the acquisition of a line of business from Air Products in 2008. Excluding this effect, revenue decreased 41 percent, and volume decreased 37 percent, due to significant weakness in demand in all key geographies in both the transportation and construction markets. This was generally consistent with the overall composites and castings markets. Total gross profit versus the prior-year quarter declined as a result of the lower volume. Disciplined price management and savings from idling plant capacity drove improvements in gross profit percentage versus both the March 2008 and December 2008 quarters. A 21-percent reduction in SG&A expenses reflects the benefits of actions taken in this and prior quarters to reduce costs. Despite these improvements, EBITDA declined 26 percent to $23 million in the March 2009 quarter versus the prior-year March quarter, but improved 110 basis points to 8.9 percent of sales.
Ashland Consumer Markets’ sales and operating revenue was $407 million, a 1-percent increase over the March 2008 quarter, as average selling prices were above the year-ago quarter. Lubricant volume decreased by 10 percent, primarily due to declines in private-label sales volumes, which moderated as the quarter progressed. Raw material cost decreases, along with cost savings initiatives, strengthened gross margins. SG&A expenses declined 12 percent, further contributing to the record performance in the quarter. As a result, Consumer Markets generated quarterly EBITDA of $75 million, more than double the $34 million of EBITDA generated in the year-ago quarter. For the March 2009 quarter, EBITDA represented 18.4 percent of sales as compared with 8.5 percent in the prior-year quarter.
Ashland Distribution’s sales and operating revenue for the March 2009 quarter declined 35 percent to $698 million. Volume decreased 24 percent versus the prior-year quarter, with similar percentage declines in both the chemicals and plastics lines of business. Gross profit as a percent of sales improved to 12.8 percent versus 7.7 percent in the March 2008 quarter, more than offsetting the impact of volume declines. Margin benefited from a $7 million increase in quantity LIFO credit versus the March 2008 quarter. SG&A expenses were 17 percent below the prior-year quarter. EBITDA for the March 2009 quarter nearly doubled to $38 million and represented 5.4 percent of sales.
For the March 2009 quarter, no EBITDA was recorded for Unallocated and Other, as compared with $5 million of EBITDA in the same prior-year quarter.

Outlook
Commenting on Ashland’s outlook, O’Brien said, “Our focus continues to be on generating cash and paying down debt. It appears that demand could remain flat for the remainder of the year due to global macroeconomic dynamics. We expect to navigate this economic downturn and create value for our stakeholders by effectively managing our pricing, aggressively reducing our costs, and applying the cash we generate to reducing debt. We continue to resize our businesses to match current economic conditions and to better position the company for improved profitability and growth when the economy turns.”

Conference Call Webcast
Today at 9 a.m. (EDT), Ashland will provide a live webcast of its second-quarter conference call with securities analysts. The webcast will be accessible through Ashland’s website, www.ashland.com. Following the live event, an archived version of the webcast will be available for 12 months at http://investor.ashland.com.
Ashland Inc. (NYSE: ASH) provides specialty chemical products, services and solutions for many of the world’s most essential needs and industries. Serving customers in more than 100 countries, it operates through five commercial units: Ashland Aqualon Functional Ingredients, Ashland Hercules Water Technologies, Ashland Performance Materials, Ashland Consumer Markets (Valvoline) and Ashland Distribution. To learn more about Ashland, visit www.ashland.com.

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(1) Preliminary Results
Financial results are preliminary until Ashland’s quarterly report on Form 10-Q is filed with the U.S. Securities and Exchange Commission.

(2) Regulation G – Unadjusted EBITDA
The information presented in this news release regarding unadjusted earnings before interest, taxes, depreciation, and amortization (unadjusted EBITDA) does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the company and its operating segments. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the table provided below.

(in millions)	Q2 2009	Q2 2008
Operating income	$112	$52
Add:
Depreciation and amortization	93	37
Unadjusted EBITDA	$205	$89

(3) Regulation G – Adjusted Pro Forma Results
The information presented in this news release regarding adjusted pro forma results does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the company and its segments. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables provided below.

The unaudited adjusted pro forma results are presented for informational purposes only and do not reflect future events that may occur or any operating efficiencies or inefficiencies that may result from the acquisition of Hercules Incorporated. Certain significant and identifiable cost allocation, reporting and accounting policy differences have been reflected in these adjusted pro forma results. However, these adjusted pro forma results do not purport to identify all these differences. Therefore, the unaudited adjusted pro forma results are not necessarily indicative of results that would have been achieved had the businesses been combined during the period presented or the results that Ashland will experience in the future. In addition, the preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions can be significantly different depending on changes to conform to Ashland policy.

RECONCILIATION OF 2009 FISCAL SECOND QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)
Preliminary ASHLAND AQUALON FUNCTIONAL INGREDIENTS Three Months Ended March 31, 2009	Ashland GAAP Results	Eliminate Key Items (Table 5)	Adjusted Pro Forma Results
Sales and operating revenue	$223		$223
Cost of sales and operating expenses	173	$(16)	157
Gross profit as a percent of sales	22.4%		29.6%
Selling, general and administrative expenses	52	(1)	51
Equity and other income	(1)		(1)
Operating income	(3)	17	14
Operating income as a percent of sales	-1.3%		6.3%
Depreciation and amortization	33		33
Earnings before interest, taxes, depreciation and amortization	$30	$17	$47
EBITDA as a percent of sales	13.5%		21.1%

RECONCILIATION OF 2009 FISCAL SECOND QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)
Preliminary ASHLAND HERCULES WATER TECHNOLOGIES Three Months Ended March 31, 2009	Ashland GAAP Results	Eliminate Key Items (Table 5)	Adjusted Pro Forma Results
Sales and operating revenue	$433		$433
Cost of sales and operating expenses	292		292
Gross profit as a percent of sales	32.6%		32.6%
Selling, general and administrative expenses	129		129
Equity and other income	1		1
Operating income	13		13
Operating income as a percent of sales	3.0%		3.0%
Depreciation and amortization	25		25
Earnings before interest, taxes, depreciation and amortization	$38		$38
EBITDA as a percent of sales	8.8%		8.8%

RECONCILIATION OF 2009 FISCAL SECOND QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)
Preliminary ASHLAND PERFORMANCE MATERIALS Three Months Ended March 31, 2009	Ashland GAAP Results	Eliminate Key Items (Table 5)	Adjusted Pro Forma Results
Sales and operating revenue	$259		$259
Cost of sales and operating expenses	209	$(4)	205
Gross profit as a percent of sales	19.5%		20.8%
Selling, general and administrative expenses	47	(1)	46
Equity and other income	2		2
Operating income	5	5	10
Operating income as a percent of sales	1.9%		3.9%
Depreciation and amortization	15	(2)	13
Earnings before interest, taxes, depreciation and amortization	$20	$3	$23
EBITDA as a percent of sales	7.7%		8.9%

RECONCILIATION OF 2009 FISCAL SECOND QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)
Preliminary ASHLAND CONSUMER MARKETS (Valvoline) Three Months Ended March 31, 2009	Ashland GAAP Results	Eliminate Key Items (Table 5)	Adjusted Pro Forma Results
Sales and operating revenue	$407		$407
Cost of sales and operating expenses	276		276
Gross profit as a percent of sales	32.2%		32.2%
Selling, general and administrative expenses	68		68
Equity and other income	3		3
Operating income	66		66
Operating income as a percent of sales	16.2%		16.2%
Depreciation and amortization	9		9
Earnings before interest, taxes, depreciation and amortization	$75		$75
EBITDA as a percent of sales	18.4%		18.4%

RECONCILIATION OF 2009 FISCAL SECOND QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)
Preliminary ASHLAND DISTRIBUTION Three Months Ended March 31, 2009	Ashland GAAP Results	Eliminate Key Items (Table 5)	Adjusted Pro Forma Results
Sales and operating revenue	$698		$698
Cost of sales and operating expenses	609		609
Gross profit as a percent of sales	12.8%		12.8%
Selling, general and administrative expenses	59		59
Equity and other income	1		1
Operating income	31		31
Operating income as a percent of sales	4.4%		4.4%
Depreciation and amortization	7		7
Earnings before interest, taxes, depreciation and amortization	$38		$38
EBITDA as a percent of sales	5.4%		5.4%

RECONCILIATION OF 2009 FISCAL SECOND QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)
Preliminary INTERSEGMENT SALES/ UNALLOCATED AND OTHER Three Months Ended March 31, 2009	Ashland GAAP Results	Eliminate Key Items (Table 5)	Adjusted Pro Forma Results
Sales and operating revenue	$(30)		$(30)
Cost of sales and operating expenses	(28)	$(2)	(30)
Selling, general and administrative expenses	(3)	2	(1)
Equity and other income	(1)		(1)
Operating income	-	-	-
Depreciation and amortization	4	(4)	-
Earnings before interest, taxes, depreciation and amortization	$4	$(4)	$-

RECONCILIATION OF 2009 FISCAL SECOND QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)
Preliminary ASHLAND INC. Three Months Ended March 31, 2009	Ashland GAAP Results	Eliminate Key Items (Table 5)	Adjusted Pro Forma Results
Sales and operating revenue	$1,990		$1,990
Cost of sales and operating expenses	1,531	$(22)	1,509
Gross profit as a percent of sales	23.1%		24.2%
Selling, general and administrative expenses	352	-	352
Equity and other income	5		5
Operating income	112	22	134
Operating income as a percent of sales	5.6%		6.7%
Depreciation and amortization	93	(6)	87
Earnings before interest, taxes, depreciation and amortization	$205	$16	$221
EBITDA as a percent of sales	10.3%		11.1%

RECONCILIATION OF 2008 FISCAL SECOND QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)		Pro Forma Adjustments
Preliminary ASHLAND AQUALON FUNCTIONAL INGREDIENTS Three Months Ended March 31, 2008	Ashland GAAP Results	Hercules Ongoing Results (a)	Additional Purchase Accounting D&A	Conforming Adjustments	Adjusted Pro Forma Results
Sales and operating revenue	$-	$255			$255
Cost of sales and operating expenses		167	$8		175
Gross profit as a percent of sales		34.5%			31.4%
Selling, general and administrative expenses		40	10	$4	54
Equity and other income		-		-	-
Operating income		48	(18)	(4)	26
Operating income as a percent of sales		18.8%			10.2%
Depreciation and amortization		13	18	-	31
Earnings before interest, taxes, depreciation and amortization	$-	$61	$-	$(4)	$57
EBITDA as a percent of sales		23.9%			22.4%

RECONCILIATION OF 2008 FISCAL SECOND QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)		Pro Forma Adjustments
Preliminary ASHLAND HERCULES WATER TECHNOLOGIES Three Months Ended March 31, 2008	Ashland GAAP Results	Hercules Ongoing Results (a)	Additional Purchase Accounting D&A	Conforming Adjustments	Adjusted Pro Forma Results
Sales and operating revenue	$217	$303			$520
Cost of sales and operating expenses	136	208	$2		346
Gross profit as a percent of sales	37.3%	31.4%			33.5%
Selling, general and administrative expenses	83	65	3	$5	156
Equity and other income	-	-		1	1
Operating income	(2)	30	(5)	(4)	19
Operating income as a percent of sales	-0.9%	9.9%			3.7%
Depreciation and amortization	7	11	5	1	24
Earnings before interest, taxes, depreciation and amortization	$5	$41	$-	$(3)	$43
EBITDA as a percent of sales	2.3%	13.5%			8.3%

RECONCILIATION OF 2008 FISCAL SECOND QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)		Pro Forma Adjustments
Preliminary ASHLAND PERFORMANCE MATERIALS Three Months Ended March 31, 2008	Ashland GAAP Results	Hercules Ongoing Results (a)	Additional Purchase Accounting D&A	Conforming Adjustments	Adjusted Pro Forma Results
Sales and operating revenue	$398				$398
Cost of sales and operating expenses	326				326
Gross profit as a percent of sales	18.1%				18.1%
Selling, general and administrative expenses	58				58
Equity and other income	6				6
Operating income	20				20
Operating income as a percent of sales	5.0%				5.0%
Depreciation and amortization	10			$1	11
Earnings before interest, taxes, depreciation and amortization	$30			$1	$31
EBITDA as a percent of sales	7.5%				7.8%

RECONCILIATION OF 2008 FISCAL SECOND QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)		Pro Forma Adjustments
Preliminary ASHLAND CONSUMER MARKETS (Valvoline) Three Months Ended March 31, 2008	Ashland GAAP Results	Hercules Ongoing Results (a)	Additional Purchase Accounting D&A	Conforming Adjustments	Adjusted Pro Forma Results
Sales and operating revenue	$401				$401
Cost of sales and operating expenses	303				303
Gross profit as a percent of sales	24.4%				24.4%
Selling, general and administrative expenses	77				77
Equity and other income	3				3
Operating income	24				24
Operating income as a percent of sales	6.0%				6.0%
Depreciation and amortization	8			$2	10
Earnings before interest, taxes, depreciation and amortization	$32			$2	$34
EBITDA as a percent of sales	8.0%				8.5%

RECONCILIATION OF 2008 FISCAL SECOND QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)		Pro Forma Adjustments
Preliminary ASHLAND DISTRIBUTION Three Months Ended March 31, 2008	Ashland GAAP Results	Hercules Ongoing Results (a)	Additional Purchase Accounting D&A	Conforming Adjustments	Adjusted Pro Forma Results
Sales and operating revenue	$1,082				$1,082
Cost of sales and operating expenses	999				999
Gross profit as a percent of sales	7.7%				7.7%
Selling, general and administrative expenses	71				71
Equity and other income	1				1
Operating income	13				13
Operating income as a percent of sales	1.2%				1.2%
Depreciation and amortization	6			$2	8
Earnings before interest, taxes, depreciation and amortization	$19			$2	$21
EBITDA as a percent of sales	1.8%				1.9%

RECONCILIATION OF 2008 FISCAL SECOND QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)		Pro Forma Adjustments
Preliminary INTERSEGMENT SALES/ UNALLOCATED AND OTHER Three Months Ended March 31, 2008	Ashland GAAP Results	Hercules Ongoing Results (a)	Additional Purchase Accounting D&A	Conforming Adjustments and Key Items	Adjusted Pro Forma Results
Sales and operating revenue	$(39)				$(39)
Cost of sales and operating expenses	(39)				(39)
Selling, general and administrative expenses	3	$4		$(14)	(7)
Equity and other income	-	(6)		4	(2)
Operating income	(3)	(10)		18	5
Depreciation and amortization	6	-		(6)	-
Earnings before interest, taxes, depreciation and amortization	$3	$(10)		$12	$5

RECONCILIATION OF 2008 FISCAL SECOND QUARTER ADJUSTED PRO FORMA RESULTS
($ millions, except percentages)		Pro Forma Adjustments
Preliminary ASHLAND INC. Three Months Ended March 31, 2008	Ashland GAAP Results	Hercules Ongoing Results (a)	Additional Purchase Accounting D&A	Conforming Adjustments and Key Items (b)	Adjusted Pro Forma Results
Sales and operating revenue	$2,059	$558			$2,617
Cost of sales and operating expenses	1,725	375	$10		2,110
Gross profit as a percent of sales	16.2%	32.8%			19.4%
Selling, general and administrative expenses	292	109	13	$(5)	409
Equity and other income	10	(6)	-	5	9
Operating income	52	68	(23)	10	107
Operating income as a percent of sales	2.5%	12.2%			4.1%
Depreciation and amortization	37	24	23	-	84
Earnings before interest, taxes, depreciation and amortization	$89	$92	$-	$10	$191
EBITDA as a percent of sales	4.3%	16.5%			7.3%

(a)	Certain nonrecurring, noncash or key items have been removed.
(b)
Includes the $5 million charge related to the Cargill joint venture (see Table 5), as well as other conforming adjustments related to Hercules that are consistent with Ashland's historical reporting treatment.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based upon a number of assumptions, including those mentioned within this news release. Performance estimates are also based upon internal forecasts and analyses of current and future market conditions and trends; management plans and strategies; operating efficiencies and economic conditions, such as prices, supply and demand, and cost of raw materials; legal proceedings and claims (including environmental and asbestos matters); and weather. These risks and uncertainties may cause actual operating results to differ materially from those stated, projected or implied. Other risks and uncertainties include the possibility that the benefits anticipated from Ashland's acquisition of Hercules will not be fully realized; Ashland's substantial indebtedness may impair its financial condition; the restrictive covenants under the debt instruments may hinder the successful operation of Ashland’s business; future cash flow may be insufficient to repay the debt; and other risks that are described in filings made by Ashland with the Securities and Exchange Commission (the “SEC”). Although Ashland believes its expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved. This forward-looking information may prove to be inaccurate and actual results may differ significantly from those anticipated if one or more of the underlying assumptions or expectations proves to be inaccurate or is unrealized or if other unexpected conditions or events occur. Other factors, uncertainties and risks affecting Ashland are contained in Ashland's periodic filings made with the SEC, including its Form 10-K for the fiscal year ended Sept. 30, 2008, and Form 10-Q for the quarter ended December 31, 2008, which are available on Ashland’s Investor Relations website at http://investor.ashland.com or the SEC’s website at www.sec.gov. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this news release.

Ashland Inc. and Consolidated Subsidiaries				Table 1
STATEMENTS OF CONSOLIDATED INCOME
(In millions except per share data - preliminary and unaudited)
	Three months ended		Six months ended
	March 31		March 31
	2009	2008	2009	2008

SALES AND OPERATING REVENUES	$1,990	$2,059	$3,956	$3,964

COSTS AND EXPENSES
Cost of sales and operating expenses	1,531	1,725	3,172	3,314
Selling, general and administrative expenses (a)	352	292	696	573
	1,883	2,017	3,868	3,887
EQUITY AND OTHER INCOME	5	10	17	21

OPERATING INCOME	112	52	105	98
(Loss) gain on the MAP Transaction (b)	(1)	22	-	22
Net interest and other financing (expense) income	(54)	8	(82)	21
Other expenses (c)	-	-	(86)	-
INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	57	82	(63)	141
Income tax expense	9	10	8	31
INCOME (LOSS) FROM CONTINUING OPERATIONS	48	72	(71)	110
Loss from discontinued operations (net of income taxes)	-	-	-	(5)
NET INCOME (LOSS)	$48	$72	$(71)	$105

DILUTED EARNINGS PER SHARE
Income (loss) from continuing operations	$.65	$1.13	$(1.00)	$1.74
Loss from discontinued operations	-	-	-	(.09)
Net income (loss)	$.65	$1.13	$(1.00)	$1.65

AVERAGE COMMON SHARES AND ASSUMED CONVERSIONS	74	63	71	63

SALES AND OPERATING REVENUES
Functional Ingredients	$223	$-	$342	$-
Water Technologies	433	217	751	423
Performance Materials	259	398	583	769
Consumer Markets	407	401	795	781
Distribution	698	1,082	1,551	2,072
Intersegment sales	(30)	(39)	(66)	(81)
	$1,990	$2,059	$3,956	$3,964
OPERATING INCOME
Functional Ingredients	$(3)	$-	$(10)	$-
Water Technologies	13	(2)	7	3
Performance Materials	5	20	11	31
Consumer Markets	66	24	85	44
Distribution	31	13	40	19
Unallocated and other	-	(3)	(28)	1
	$112	$52	$105	$98

(a)
The six months ended March 31, 2009 includes a $10 million charge related to the original valuation of the ongoing research and development projects at Hercules Incorporated (Hercules) as of the merger date. In accordance with applicable GAAP and SEC accounting regulations, these purchased in-process research and development costs should be expensed as recognized. The three and six months ended March 31, 2009 include $5 million and $31 million, respectively, for severance charges for the ongoing integration and reorganization from the Hercules acquisition and other cost reduction programs. In addition, a charge of $16 million and $37 million for the three and six months ended March 31, 2009 was recorded for a one-time fair value assessment of Hercules inventory as of the date of the transaction.

(b)	"MAP Transaction" refers to the June 30, 2005 transfer of Ashland's 38% interest in Marathon Ashland Petroleum LLC (MAP) and two other businesses to Marathon Oil Corporation.
(c)
The six months ended March 31, 2009 includes a $54 million loss on currency swaps related to the Hercules acquisition and a $32 million realized loss on auction rate securities, of which $4 million relates to securities sold.

Ashland Inc. and Consolidated Subsidiaries		Table 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - preliminary and unaudited)

	March 31
	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$203	$847
Available-for-sale securities	-	74
Accounts receivable	1,400	1,498
Inventories	628	545
Deferred income taxes	93	68
Other current assets	100	83
	2,424	3,115

Investments and other noncurrent assets
Auction rate securities	214	254
Goodwill	2,088	279
Intangibles	1,293	106
Asbestos insurance receivable (noncurrent portion)	440	443
Deferred income taxes	-	145
Other noncurrent assets	590	421
	4,625	1,648

Property, plant and equipment
Cost	3,462	2,178
Accumulated depreciation and amortization	(1,274)	(1,163)
	2,188	1,015

	$9,237	$5,778

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term debt	$84	$-
Current portion of long-term debt	94	3
Trade payables	752	861
Accrued expenses and other liabilities	459	272
	1,389	1,136

Noncurrent liabilities
Long-term debt (noncurrent portion)	2,084	64
Employee benefit obligations	667	259
Asbestos litigation reserve (noncurrent portion)	796	539
Deferred income taxes	218	-
Other noncurrent liabilities	540	484
	4,305	1,346

Stockholders’ equity	3,543	3,296

	$9,237	$5,778

Ashland Inc. and Consolidated Subsidiaries		Table 3
STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions - preliminary and unaudited)
	Six months ended
	March 31
	2009	2008
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Net (loss) income	$(71)	$105
Loss from discontinued operations (net of income taxes)	-	5
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	156	71
Purchased in-process research and development amortization	10	-
Debt issuance cost amortization	16	-
Deferred income taxes	2	13
Equity income from affiliates	(7)	(11)
Distributions from equity affiliates	4	5
Gain from the sale of property and equipment	-	(1)
Stock based compensation expense	3	5
Gain on the MAP Transaction	-	(22)
Inventory fair value adjustment	37	-
Loss on currency swaps related to Hercules acquisition	54	-
Loss on auction rate securities	32	-
Change in operating assets and liabilities (a)	58	52
	294	222
CASH FLOWS USED BY INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(80)	(85)
Proceeds from the disposal of property, plant and equipment	4	8
Purchase of operations - net of cash acquired	(2,078)	(4)
Proceeds from sale of operations	7	26
Settlement of currency swaps related to Hercules acquisition	(95)	-
Purchases of available-for-sale securities	-	(435)
Proceeds from sales and maturities of available-for-sale securities	29	255
	(2,213)	(235)
CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Proceeds from issuance of long-term debt	2,000	-
Repayment of long-term debt	(632)	(3)
Proceeds from/repayments of issuance of short-term debt	43	-
Debt issuance costs	(137)	-
Premium on long-term debt repayment	(13)	-
Cash dividends paid	(11)	(35)
Proceeds from the exercise of stock options	-	2
Excess tax benefits related to share-based payments	-	1
	1,250	(35)
CASH USED BY CONTINUING OPERATIONS	(669)	(48)
Cash provided (used) by discontinued operations
Operating cash flows	3	(5)
Effect of currency exchange rate changes on cash and cash equivalents	(17)	3
DECREASE IN CASH AND CASH EQUIVALENTS	(683)	(50)
Cash and cash equivalents - beginning of year	886	897
CASH AND CASH EQUIVALENTS - END OF PERIOD	$203	$847

DEPRECIATION AND AMORTIZATION
Functional Ingredients	$50	$-
Water Technologies	41	13
Performance Materials	27	21
Consumer Markets	18	18
Distribution	15	14
Unallocated and other	5	5
	$156	$71
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
Functional Ingredients	$27	$-
Water Technologies	9	9
Performance Materials	18	30
Consumer Markets	15	12
Distribution	1	15
Unallocated and other	10	19
	$80	$85

(a) Excludes changes resulting from operations acquired or sold.

Ashland Inc. and Consolidated Subsidiaries				Table 4
INFORMATION BY INDUSTRY SEGMENT
(In millions - preliminary and unaudited)
	Three months ended		Six months ended
	March 31		March 31
	2009	2008	2009	2008
FUNCTIONAL INGREDIENTS (a) (b)
Sales per shipping day	$3.5	$-	$3.7	$-
Pounds sold per shipping day	1.6	-	1.6	-
Gross profit as a percent of sales	22.4%	-	20.0%	-
WATER TECHNOLOGIES (a) (b)
Sales per shipping day	$6.9	$3.5	$6.0	$3.4
Gross profit as a percent of sales	32.6%	37.3%	31.6%	38.3%
PERFORMANCE MATERIALS (a)
Sales per shipping day	$4.1	$6.3	$4.7	$6.2
Pounds sold per shipping day	3.7	4.8	4.0	4.7
Gross profit as a percent of sales	19.5%	18.1%	17.5%	18.1%
CONSUMER MARKETS (a)
Lubricant sales (gallons)	37.7	42.1	70.7	81.9
Premium lubricants (percent of U.S. branded volumes)	29.1%	25.7%	28.2%	24.4%
Gross profit as a percent of sales	32.2%	24.4%	27.1%	24.6%
DISTRIBUTION (a)
Sales per shipping day	$11.1	$17.2	$12.4	$16.6
Pounds sold per shipping day	14.3	18.9	14.9	18.8
Gross profit as a percent of sales (c)	12.8%	7.7%	10.5%	7.6%

(a)	Sales are defined as sales and operating revenues. Gross profit is defined as sales and operating revenues, less cost of sales and operating expenses.
(b)	Industry segment results from November 14, 2008 forward include operations acquired from Hercules Incorporated.
(c)	Distribution's gross profit as a percentage of sales for the three and six months ended March 31, 2009 and 2008 include a LIFO quantity credit of $11 million and $4 million, respectively.

Ashland Inc. and Consolidated Subsidiaries							Table 5
COMPONENTS OF OPERATING INCOME
(In millions - preliminary and unaudited)

	Three Months Ended March 31, 2009
				Consumer
	Functional	Water	Performance	Markets		Unallocated
	Ingredients	Technologies	Materials	(Valvoline)	Distribution	& Other	Total
OPERATING INCOME
Severance	$(1)	$-	$(3)	$-	$-	$(1)	$(5)
Inventory fair value adjustment	(16)	-	-	-	-	-	(16)
Asset impairments
and accelerated depreciation	-	-	(2)	-	-	(4)	(6)
Currency gain on intracompany loan	-	-	-	-	-	5	5
All other operating income	14	13	10	66	31	-	134
	$(3)	$13	$5	$66	$31	$-	$112

	Three Months Ended March 31, 2008
				Consumer
	Functional	Water	Performance	Markets		Unallocated
	Ingredients	Technologies	Materials	(Valvoline)	Distribution	& Other	Total
OPERATING INCOME
Joint venture impairment	$-	$-	$-	$-	$-	$(5)	$(5)
All other operating income	-	(2)	20	24	13	2	57
	$-	$(2)	$20	$24	$13	$(3)	$52